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                                                                    Exhibit 21.1


                  SUBSIDIARIES OF BIOKEYS PHARMACEUTICALS, INC.


Biokeys Pharmaceuticals. Inc. has one wholly owned subsidiary, Biokeys, Inc., a Delaware corporation.